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Exhibit 5.1

                                McGuireWoods LLP
                         9 West 57th Street, Suite 1620
                          New York, New York 10019-2602


February 28, 2001





Board of Directors
On2.com Inc.
145 Hudson Street
New York, NY  10013

Ladies and Gentlemen:

      We are acting as counsel to On2.com Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "462(b) Registration Statement") relating to the offer and sale by certain Selling Stockholders identified in the 462(b) Registration Statement, of 865,878 additional shares (the "Additional Issued Shares") of Common Stock, par value $0.001 per share, of the Company and up to an additional 39,500 shares (the "Additional Warrant Shares") of Common Stock, par value $0.001 per share, of the Company, issuable upon the exercise of Warrants issued to certain selling stockholders. This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

      In reaching the opinion stated in this letter, we have reviewed originals of copies of the 462(b) Registration Statement, the Certificate of Incorporation and the Bylaws of the Company, both as amended to date, and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

      Based upon the foregoing, it is our opinion that the Additional Issued Shares are duly and validly issued, fully paid and nonassessable, and that the Additional Warrant Shares, when issued in the manner described in the 462(b) Registration Statement, will be duly and validly issued, fully paid and nonassessable.

      The opinion expressed above is limited to matters governed by the laws of the State of Delaware. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

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February 28, 2001
Page 2


      We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

      This opinion letter speaks as of the date hereof. We disclaim any duty to advise you regarding any change subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                Very truly yours,

                                /s/ McGuireWoods, LLP